OPPENHEIMER DISCOVERY MID-CAP GROWTH FUND – EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Discovery Mid-Cap Growth Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld
Trustees

Brian F. Wruble                                           14,494,866                                221,464
David K. Downes                                        14,474,469                                241,862
Matthew P. Fink                                          14,464,935                                251,396
Edmund Giambastiani, Jr.                           14,464,159                                252,171
Phillip A. Griffiths                                        14,471,564                                244,766
Mary F. Miller                                              14,476,564                                239,766
Joel W. Motley                                            14,474,854                                241,476
Joanne Pace                                                  14,485,676                                230,654
Mary Ann Tynan                                        14,481,036                                235,295
Joseph M. Wikler                                         14,466,367                                249,963
Peter I. Wold                                                14,487,372                                228,958                                1
William F. Glavin, Jr.                                    14,496,898                                219,432

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
9,954,316                       496,939                                289,606

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
9,948,308                      491,188                                301,366

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
9,948,616                      498,311                                293,933

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
9,945,867                      492,219                                302,773

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
9,967,457                      461,288                                312,116

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
9,954,844                      465,804                                320,213

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
9,958,451                      469,814                                312,596

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
10,022,935                    414,033                                303,894

On October 25, 2013, , following an adjournment from a shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013, August 12, 2013, and September 27, a meeting of the Fund was held at which the sub-proposal below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain

                               11,981,497                               574,579                                 2,387,681